                                                                      Exhibit 23

      Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, Registration Numbers 333-97583 and 333-67212, of Superconductive Components, Inc. of our report dated February 23, 2005, relating to the financial statements which appear in the Company's Form 10-KSB for the year ended December 31, 2004.

                                                /s/ Hausser + Taylor LLC

Columbus, Ohio
March 30, 2005